BY-LAW NUMBER ONE

                 A by-law relating generally to the transaction
                         of the business and affairs of

                               IT STAFFING, LTD.
                              (the "Corporation")

                                   DIRECTORS


1. CALLING OF AND NOTICE OF MEETINGS - Meetings of the board shall be held at such time and on such day as the chairman of the board, the president or a vice-president who is a director may determine. Notice of meetings of the board shall be given to each director not less than 48 hours before the time when the meeting is to be held. Each newly elected board may without notice hold its first meeting for the purposes of organization and the election and appointment of officers immediately following the meeting of shareholders at which such board was elected.

2. PLACE OF MEETING - Meetings of the board may be held at any place within or outside Canada.

3. VOTES TO GOVERN - At all meetings of the board, every question shall be decided by a majority of the votes cast on the question and, in case of an equality of votes, the chairman of the meeting shall be entitled to a second or casting vote.

4. INTEREST OF DIRECTORS AND OFFICERS GENERALLY IN CONTRACTS - No director or officer shall be disqualified by his office from contracting with the Corporation nor shall any contract or arrangement entered into by or on behalf of the Corporation with any director or officer or in which any director or officer is in any way interested by liable to be voided nor shall any director or officer so contracting or being so interested be liable to account to the Corporation for any profit realized by any such contract or arrangement by reason of such director or officer holding that office or of the fiduciary relationship thereby established; provided that the director or officer shall have complied with the applicable provisions of the Business Corporations Act.



                                   COMMITTEES


5. COMMITTEES OF THE BOARD - The board may appoint from their number one or more committees of the board, however designated, and delegate to any such committee any of the powers of the board except powers to:

         (a) submit to the shareholders any question or matter requiring the approval of the shareholders;

         (b)    fill a vacancy among the directors or in the office of auditor;

         (c) issue securities except in the manner and on the terms authorized by the board;

         (d)    declare dividends;

         (e) purchase, redeem or otherwise acquire shares issued by the Corporation;

         (f) pay a commission in respect of the sale of shares of the Corporation;



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         (g)    approve a management proxy circular;

         (h)    approve a take-over bid circular or directors' circular.

         (i)    approve any financial statements; or

         (j)    adopt, amend or repeal by-laws.

6. TRANSACTION OF BUSINESS - The powers of a committee of the board may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all members of the committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of this committee may be held at any place within or outside Canada.

7. ADVISORY BODIES - The board may from time to time appoint such bodies as it may deem advisable.

8. PROCEDURE - Unless otherwise determined by the board, each committee and advisory body shall have power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure. To the extend that a committee or advisory body does not establish rules to regulate its procedure, the provisions of this by-law applicable to meeting of the board shall apply MUTATIS MUTANDIS.

                                    OFFICERS

9. APPOINTMENT - The board shall appoint a chief executive officer and a president and may appoint a chairman of the board, one or more vice-presidents (to which title may be added words indicating seniority or function, a chief financial officers, a treasurer, a controller, a secretary and such other officers as the board may determine, including one or more assistant or associates to any of the officers so appointed.

10. CHIEF EXECUTIVE OFFICER - The board shall designate one of the officers as the chief executive officer. The chief executive officer shall have the general supervision of the business and affairs of the Corporation, subject to the direction of the board.

11. CHAIRMAN OF THE BOARD - The chairman of the board, when present, shall preside at all meetings of the board. During the absence or inability to act of the chairman of the board, his powers and duties shall devolve upon the vice-chairman of the board or, if there is none, upon the president.

12. PRESIDENT - The president shall have such powers and shall perform such duties as may from time to time be assigned to him by the Board.

13. CHIEF FINANCIAL OFFICER - The board may designate one of the officers as the chief financial officer and may from time to time revoke any such designation and designate another officer as the chief financial officer. The officer designated as the chief financial officer shall have such duties and exercise such powers as the board may from time to time prescribe.

14. VICE PRESIDENTS - Each vice-president shall have such duties and exercise such powers as the chief executive officers may from time to time delegate to him or the board may prescribe. During the absence or disability of the president, his duties may be performed and his powers may be exercised by an executive vice-president if one or more has been appointed or by a vice-president, in order of seniority (as determined by the board), except that no vice-president shall preside at a meeting of the board or at a meeting of shareholders who is not otherwise entitled to attend the meeting. If a vice-president performs any such duty or exercises any such power, the absence or disability of the president shall be presumed with reference thereto.

15. SECRETARY - The secretary shall attend and be the secretary of all meeting of the board, shareholders and committees of the board and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings thereat; he shall give or cause to be given, as and when instructed, all notices to directors, shareholders, auditors and members of committees of the board; he shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, papers, records, documents and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose, and he shall have such other duties as the board or the chief executive officer may prescribe or as usually pertain to the office of the secretary.

16. TREASURER - The treasurer, under the direction of the board, shall control the deposit of money, the safekeeping of securities and the disbursements of the funds of the Corporation. He shall render to the board whenever required an account of all his transactions as treasurer and report to and advise the board on the financial position and requirements of the Corporation, and he shall have such other duties as the board or the chief executive officer may prescribe or as usually pertain to the office of treasurer.

17. CONTROLLER - The controller shall have charge of and cause to be kept the accounting records of the Corporation in accordance with all statutory requirements and shall, when requested, advise the audit committee and the board on the accounting procedures and methods used by the Corporation, and he shall have such other duties as the board or the chief executive officer may prescribe or as usually pertain to the office of controller.

18. DUTIES OF OTHER OFFICERS - The duties of all other officers of the Corporation shall be such as the terms of their engagement call for or as the board or the chief executive officer may prescribe. Any of the powers and duties of an officer to whom as assistant has been appointed may be exercised and performed by such assistant, unless the board otherwise directs.

19. VARIATION OF DUTIES - Notwithstanding the foregoing, from time to time the board may vary, add to or limit the powers and duties of an office or of an officer occupying any office.

20. TERM OF OFFICE -The board, in its discretion, may remove any officer and the chief executive officer in his discretion, may remove any officer who is not a member of the board. Otherwise, each officer appointed by the board shall hold office until his successor is appointed or until his earlier resignation.

21. AGENTS AND ATTORNEYS - The Corporation, by or under the authority of the board, shall have the power from time to time to appoint agents or attorney of the Corporation in or outside Canada with such powers (including the power to subdelegate) of management, administration or otherwise as may be thought fit.

22. CONFLICT OF INTEREST - An officer shall disclose his interest in any material contract or transaction or proposed material contract or transaction with the Corporation in accordance with paragraph 4.

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                             SHAREHOLDERS MEETINGS

23. QUORUM - At any meeting of shareholders, a quorum shall be two persons present in person and each entitled to vote thereat.

24. CASTING VOTE - In the case of an equality of votes at any meeting of shareholders, the chairman of the meeting shall be entitled to a second or casting vote.

25. CHAIRMAN - The chairman of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed, who is present at the meeting and who has not declined to act as chairman: chairman of the board, president, or (subject to paragraph 14) a vice-president. If so such officer is present within 30 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairman.


                                INDEMNIFICATIO

26. INDEMNIFICATION OF DIRECTORS AND OFFICERS - The Corporation shall indemnify a director or officer, a former director or officer or a person who acts or acted at the Corporation's request as a director or officer of a corporation of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, to the extend permitted by the Business Corporations Act.

27. INDEMNITY OF OTHERS - Except as otherwise required by the Business Corporations Act and subject to paragraph 26, the Corporation may from time to time indemnify and save harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent of or participant in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including legal fees and disbursements), judgments, fines and any amount actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted honestly and in good faith with a view to the best interests of the Corporation and, with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. The termination of any action, suit or proceeding by judgement, order, settlement or conviction shall not, of itself, create a presumption that the person did not act honestly and in good faith with a view to the best interests of the Corporation and, with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had no reasonable grounds for believing that his conduct was lawful.

28. RIGHT OF INDEMNITY NOT EXCLUSIVE - The provisions of indemnification contained in the by-laws of the Corporation shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any agreement, vote of shareholders or directors or otherwise, both as to action in his official capacity and as to action in another capacity, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall enure to the benefit of the heirs and legal representatives of such a person.

29. NO LIABILITY OF DIRECTORS OR OFFICERS FOR CERTAIN ACTS, ETC. - To the extent permitted by law, no director or officer for the time being shall be liable for the acts, receipts, omissions, failures, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the money of or belonging to the Corporation shall be placed out or invested or for which any of the money of or belonging to the Corporation shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation with whom or which any money, securities or other assets belonging to the Corporation shall be lodged or deposited or for any loss, conversion, misapplication or misappropriation of any damage resulting from any dealings with any money, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever which may happen in execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his failure to act honestly and in good faith with a view to the best interests of the Corporation and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. If any director or officer shall be employed by or shall perform services for the Corporation otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a corporation which is employed by or performs services for the Corporation, the fact of his being a director or officer shall not disentitle such director or officer or such firm or corporation, as the case may be, from receiving proper remuneration for such services.

                     BANKING, ARRANGEMENTS, CONTRACTS, ETC.

30. BANKING ARRANGEMENTS - The banking business of the Corporation, or any part thereof, shall be transacted with such banks, trust companies or other financial institutions as the board may designate, appoint or authorize from time to time by resolution and all such banking business, or any part thereof, shall be transacted on the Corporation's behalf by such officer or other person as the board may designate, direct or authorize from time to time by resolution and to the extent therein provided; and the board may from time to time by resolution delegate any power referred to in this paragraph 30 to any two officers.

31. EXECUTION OF INSTRUMENTS - Contracts, documents or instruments in writing requiring execution by the Corporation may be signed by any two individuals, each of whom is a director and/or officer, so long as at least one of such signatories is the chairman of the board, the chief executive officer, the president or a vice-president. All contract, documents or instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The board may from time to time by resolution appoint an officer or other person on behalf of the Corporation to sign and deliver either contracts, documents or instruments in writing generally or to sign either manually or by facsimile signature and deliver specific contracts, documents or instruments in writing. Nothwithstanding the foregoing, the secretary, or any other officer or any director, may sign certificates and similar instruments (other than share certificates) on the Corporation's behalf respecting any factual matters relating to the Corporation's business or affairs, including certificates verifying copies of the articles, by-laws, resolutions and/or minutes of meetings of directors, committees of directors or shareholders. The term "Contracts, documents of instruments in writing" as used in this by-law shall include, without limitation, deeds, conveyances, transfers, and other assignments of property of all kinds, certificates, mortgages, charges, pledges, hypothecs, discharges, releases, main-levees, leases, powers of attorney and proxies.


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32.    AUTHORITY TO ACT FOR CORPORATION - By way of supplement to paragraph 31, the board may from time to time by resolution and to the extent therein provided delegate to any two officers of the Corporation the powers to designate, direct or authorize form time to time such officer or other person on the Corporation's behalf to sign and deliver contracts, documents or instruments in writing to acquire, dispose of or take security upon property, whether real or personal, movable or immovable, on such terms and conditions as such two officers see fit.

                                 MISCELLANEOUS

33. INVALIDITY OF ANY PROVISIONS OF THIS BY-LAW - The invalidity or unenforceability of any provision of this by-law shall not affect the validity or enforceability of the remaining provisions of this by-law.

                                 INTERPRETATION

34. INTERPRETATION - In this by-law and all other by-laws and resolutions of the Corporation, unless the context otherwise requires, words importing the singular number only shall include the plural and vice versa; words importing the masculine gender shall include the feminine and neuter genders; words importing persons shall include an individual, partnership, association, corporation, executor, administrator or legal representative and any number or aggregate of articles amendment, articles of amalgamation, articles of continuance, articles of reorganization, articles or arrangement and articles of revival; "board" shall mean the board of directors of the Corporation; "Business Corporations Act" shall mean the Business Corporations Act (Ontario), or any act that may be substituted therefore, as amended from time to time, and "meeting of shareholders" shall mean and include an annual meeting of shareholders and a special meeting of shareholders.

ENACTED as of the 10th day of
September, 1998


/s/ Declan A. French
----------------------
Declan A. French
Chairman